Exhibit 99.1

NEWS RELEASE

FOR FURTHER INFORMATION, CONTACT:
Christina Kmetko	For Immediate Release
(440) 449-9669	Thursday, June 28, 2012

HYSTER-YALE MATERIALS HANDLING, INC. FILES REGISTRATION

STATEMENT RELATING TO PROPOSED SPIN-OFF

CLEVELAND, OH, June 28, 2012 - Hyster-Yale Materials Handling, Inc. announced today that it has filed a registration statement with the U.S. Securities and Exchange Commission relating to a proposed spin-off by NACCO Industries, Inc. (NYSE: NC) of its materials handling business to NACCO stockholders. Hyster-Yale Materials Handling, as an independent public company, will own and operate the NACCO Materials Handling Group (NMHG) subsidiary of NACCO Industries. Because no stock will be issued in connection with the spin-off, NACCO Industries will not receive any proceeds from the spin-off.

As a result of the spin-off, NACCO stockholders will receive shares in Hyster-Yale Materials Handling, Inc., in addition to retaining their shares of NACCO Industries, Inc. common stock. Hyster-Yale Materials Handling’s capital structure will have two classes of stock, similar to NACCO Industries’ capital structure. In the spin-off, NACCO stockholders will receive one share of Hyster-Yale Materials Handling, Inc. Class A common stock and one share of Hyster-Yale Materials Handling, Inc. Class B common stock for each share of NACCO Industries, Inc. Class A or Class B common stock owned on the record date for the spin-off.

Robert W. Baird & Co. is serving as financial advisor in connection with the spin-off.

A registration statement under the Securities Act of 1933 relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Subject to the effectiveness of such a registration statement, it is expected that the spin-off will be completed during the third quarter of 2012 and is expected to be tax-free to both NACCO Industries and its stockholders.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the shares of Class A common stock or Class B common stock of Hyster-Yale Materials Handling, Inc. nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. A copy of the prospectus, when available, may be obtained from the offices of Hyster-Yale Materials Handling, Inc. Attention: Investor Relations, 5875 Landerbrook Dr., Suite 300, Cleveland, Ohio 44124.

Conference Call/Webcast

In conjunction with this news release, NACCO and Hyster-Yale Materials Handling will host a joint conference call and webcast later this morning, June 28, 2012, at 10:30 a.m Eastern Time to discuss the spin-off. To participate in the conference call, please dial (888) 680-0892 (within the U.S.) or (617) 213-4858 (outside the U.S.), Passcode: 19927805, 10 minutes prior to the start of the call.

A live webcast of the conference call will be available over the Internet through Hyster-Yale Materials Handling’s website at www.hyster-yale.com. Please allow 15 minutes to register, download and install any necessary audio software required to listen to the broadcast.

Forward-looking Statements Disclaimer

The statements contained in this news release that are not historical facts are “forward-looking statements.” These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Neither NACCO Industries nor Hyster-Yale Materials Handling undertakes any obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Among the factors that could cause plans, actions and results to differ materially from current expectations are, without limitation: (1) the failure to obtain New York Stock Exchange approval for the listing of Hyster-Yale Materials Handling, Inc.’s Class A common stock, (2) reduction in demand for lift trucks and related aftermarket parts and service on a global basis, (3) the ability of NMHG’s dealers, suppliers and end-users to obtain financing at reasonable rates, or at all, as a result of current economic and market conditions, (4) customer acceptance of pricing, (5) delays in delivery or increases in costs, including transportation costs, of raw materials or sourced products and labor or changes in or unavailability of quality suppliers, (6) exchange rate fluctuations, changes in foreign import tariffs and monetary policies and other changes in the regulatory climate in the foreign countries in which NMHG operates and/or sells products, (7) delays in manufacturing and delivery schedules, (8) bankruptcy of or loss of major dealers, retail customers or suppliers, (9) customer acceptance of, changes in the costs of, or delays in the development of new products, (10) introduction of new products by, or more favorable product pricing offered by, NMHG’s competitors, (11) product liability or other litigation, warranty claims or returns of products, (12) the effectiveness of the cost reduction programs implemented globally, including the successful implementation of procurement and sourcing initiatives and (13) changes mandated by federal, state and other regulation, including health, safety or environmental legislation.

About Hyster-Yale Materials Handling, Inc.

Hyster-Yale Materials Handling, Inc., is expected to be an independent public company which designs, engineers, manufactures, sells and services a comprehensive line of lift trucks and aftermarket parts marketed globally primarily under the Hyster® and Yale® brand names.

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